SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED November 23, 1999
(To Prospectus dated August 12, 1999)



                                  CWABS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                          Seller and Master Servicer




                   Asset Backed Certificates, Series 1999-4

                               ----------------





The Class A Certificates       The Class A Certificates
represent obligations of
the trust only and do not     o    This supplement relates to the offering of
represent an interest in           the Class A certificates of the series
or obligation of                   referenced above. This supplement does not
CWABS, Inc.,                       contain complete information about the
Countrywide Home                   offering of the Class A certificates.
Loans, Inc. or any of              Additional information is contained in the
their affiliates.                  prospectus supplement dated November 23,
                                   1999, prepared in connection with the
This supplement may                offering of the offered certificates of the
be used to offer and sell          series referenced above and in the
the offered certificates           prospectus of the depositor dated August
only if accompanied by             12, 1999. You are urged to read this
the prospectus                     supplement, the prospectus supplement and
supplement and the                 the prospectus in full.
prospectus.
                              o    As of the August 27, 2001, the class
                                   certificate balance of the Class A
                                   certificates was approximately $94,317,763.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

September 4, 2001

                               THE MORTGAGE POOL

     As of August 1, 2001 (the "Reference Date"), the Adjustable Rate Loan Group included approximately 656 Mortgage Loans having an aggregate Stated Principal Balance of approximately $90,410,433 and the Fixed Rate Loan Group included approximately 282 Mortgage Loans having an aggregate Stated Principal Balance of approximately $32,257,441.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                                    As of August 1, 2001
                                                                           Adjustable Rate       Fixed Rate Loan
                                                                                 Loan                 Group
                                                                                Group
Total Number of Mortgage Loans.........................................          656                   282
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
         30-59 days....................................................        11.43%                 11.34%
         60-90 days....................................................         2.59%                  3.19%
         91 days or more (excluding pending foreclosures)..............         6.40%                  9.57%
                                                                                -----                  -----
         Total Delinquencies...........................................        20.42%                 24.10%
                                                                               ======                 ======
Foreclosures Pending...................................................         7.93%                  5.31%
                                                                                -----                  -----
Total Delinquencies and foreclosures pending...........................        28.35%                 29.41%
                                                                               ======                 ======

--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     Fifty-two (52) Mortgage Loans in the Adjustable Rate Loan Group have been converted and are, as of the Reference Date, REO loans. Fifteen (15) Mortgage Loans in the Fixed Rate Loan Group have been converted and are, as of the Reference Date, REO loans.

     Certain information as to the Adjustable Rate Loan Group as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans, Inc. will continue to act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of B&C mortgage loans originated by Countrywide Home

Loans, Inc. A B&C mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due with on month of the Due Date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure and delinquency experience presented in the table below will be indicative of such experience on the Mortgage Loans. The sum of the columns below may not equal the total indicated due to rounding.

     For purposes of the following table:

     o the period of delinquency is based on the number of days payments are contractually past due.

     o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

     o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

     o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

                                                        Delinquency and Foreclosure Experience
                                  As of December 31, 1999           As of December 31, 2000        As of June 30, 2001
                                  -----------------------           -----------------------        -------------------
  Total Portfolio.......    $5,536,317,231.27     100.00%     $7,867,335,642.62     100.00%     $8,493,333,348.64     100.00%
  Delinquency
  percentage
         30-59 days.....      $341,598,592.95       6.17%       $617,079,497.93       7.84%       $632,716,511.04       7.45%
         60-89..........       106,503,734.27       1.92%       $209,082,975.61       2.66%       $209,584,240.42       2.47%
         90+ days.......        46,628,549.50       0.88%        $87,295,342.66       1.11%       $125,187,419.65       1.47%
             Total......      $496,730,876.72       8.97%       $913,457,816.20      11.61%       $967,488,171.11      11.39%
                         =====================================================================================================
  Foreclosure Rate......       $90,023,803.50       1.63%       $231,465,019.95       2.94%       $260,904,135.66       3.07%
  Bankruptcy Rate.......       $47,660,244.96       0.86%       $109,183,964.35       1.39%       $178,764,233.99       2.10%
                         =====================================================================================================


     Historically a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on B&C quality mortgage loans. There can be no assurance that factors beyond Countrywide Home Loan, Inc.'s control, such as national or local economic conditions or a downturn in the real estate markets of its lending areas, will not result in increased delinquencies and foreclosure losses in the future.

                    DESCRIPTION OF THE CLASS A CERTIFICATES

         The Class A Certificates will be entitled to receive interest as described in the Prospectus Supplement under "Description of the Certificates
- Distributions - Distribution of Interest."  The

Class A Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates - Distributions - Distribution of Principal."

     As of August 27, 2001 (the "Certificate Date"), the Class Certificate Balance of the Class A Certificates was approximately $94,317,763 evidencing a beneficial ownership interest of approximately 79.51% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had aggregate principal balances of $24,300,000 and evidenced in the aggregate a beneficial ownership interest of approximately 20.49% in the Trust Fund. For additional information with respect to the Class A Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The August 2001 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Structuring Assumptions"): (i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model; (ii) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date; (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting payment by Mortgagors of principal of any interest on the Mortgage Loans occur; (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and prepayments represent payment in full of individual Mortgage Loans and are received on the last day of each the month commencing with the month following the Reference Date, and include 30 days' interest thereon; (v) the level of six-month LIBOR Mortgage Index remains constant at 3.48% per annum and the level of one-month LIBOR remains constant at 3.58375% per annum; (vi) the Pass-Through Margin for the Offered Adjustable Rate Certificates remains constant at the rates applicable prior to the related Optional Termination Date and the Pass-Through Margin for the Offered Adjustable Rate Certificates is adjusted accordingly on any Distribution Date following the Optional Termination Date; (vii) the Closing Date for the sale of the Class A Certificates is September 4, 2001; (viii) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Mortgage Rate Adjustment Date (and on subsequent Mortgage Rate Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the Mortgage Index and
(b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors); and (ix) the option to purchase Mortgage Loans described in the Prospectus Supplement under the headings "Description of Certificates --Optional Termination" is not exercised.

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement ("Prepayment Models") are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans in each Loan Group. For the Fixed Rate Mortgage Loans, the Prepayment Model used in this Supplement (the "Prepayment Vector" or "PV") is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 100% percent of the Prepayment Vector assumes prepayment rates of 2.2% per annum of the outstanding principal balance of the Fixed Rate Mortgage Loans in the first month of the life of such Mortgage Loan and an additional 2.2% per annum in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such Fixed Rate Mortgage Loans, 100% Prepayment Vector assumes a constant prepayment rate of 22% per annum. For the Adjustable Rate Mortgages the Prepayment Model used in this Supplement ("Constant Prepayment Rate" or "CPR") is a prepayment assumption which represents a constant assumed rate of prepayment each month relative of the them outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 27% CPR, assumes a constant prepayment rate of 27% per annum.

     As used in the following tables "100% of the Prepayment Vector" assumes that the Fixed Rate Mortgage Loans will prepay at rate equal to 100% of the Prepayment Vector; "125% of the Prepayment Vector" assumes that the Fixed Rate Mortgage Loans will prepay at rate equal to 125% of the Prepayment Vector; and other percentages of the Prepayment Vector identified therein assume that the Fixed Rate Mortgage Loans will prepay at rates equal to such respective percentage of the Prepayment Vector.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class A Certificates that would be outstanding after each of the dates shown at various constant percentages of CPR and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of CPR or at any constant percentage.

                                                    Percent of Class Certificate
                                                        Balance Outstanding*

PV:                                      0%       11%       16%      22%        27%         33%        44%
                                         --       ---       ---      ---        ---         ---        ---

CPR:                                     0%       14%       20%      27%        33%         40%        54%
                                         --       ---       ---      ---        ---         ---        ---
          Distribution Date
          -----------------

Initial Percent..................         61       61        61       61        61          61         61
August 25, 2002..................         60       50        46       40        36          30         20
August 25, 2003..................         60       41        35       29        25          20         13
August 25, 2004..................         59       35        28       22        17          12          6
August 25, 2005..................         58       30        23       16        12           8          3
August 25, 2006..................         57       26        18       12         8           5          2
August 25, 2007..................         56       22        15        9         5           3          1
August 25, 2008..................         55       19        12        6         4           2          0
August 25, 2009..................         54       16         9        5         2           1          0
August 25, 2010..................         52       14         8        3         2           0          0
August 25, 2011..................         51       12         6        3         1           0          0
August 25, 2012..................         49       10         5        2         1           0          0
August 25, 2013..................         47        9         4        1         0           0          0
August 25, 2014..................         45        7         3        1         0           0          0
August 25, 2015..................         39        6         2        0         0           0          0
August 25, 2016..................         38        5         2        0         0           0          0
August 25, 2017..................         37        4         1        0         0           0          0
August 25, 2018..................         35        3         1        0         0           0          0
August 25, 2019..................         33        3         1        0         0           0          0
August 25, 2020..................         31        2         0        0         0           0          0
August 25, 2021..................         29        2         0        0         0           0          0
August 25, 2022..................         27        1         0        0         0           0          0
August 25, 2023..................         24        1         0        0         0           0          0
August 25, 2024..................         21        1         0        0         0           0          0
August 25, 2025..................         18        0         0        0         0           0          0
August 25, 2026..................         14        0         0        0         0           0          0
August 25, 2027..................         10        0         0        0         0           0          0
August 25, 2028..................          6        0         0        0         0           0          0
August 25, 2029..................          1        0         0        0         0           0          0
August 25, 2030..................          0        0         0        0         0           0          0
                                           -        -         -        -         -           -          -
Weighted Average Life (years) **.        17.95     5.76      4.08     2.93      2.32        1.80       1.15

                --------------------------
                * Rounded to the nearest whole percentage.
                ** Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully the income tax consequences of an investment in the Class A Certificates discussed under the sections titled "Certain Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus, which the following discussion supplements. Prospective investors should consult their tax advisors with respect to those consequences.

Foreign Investors

     A Foreign Investor who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Certificates on its own behalf will not be subject to United States Federal income taxes on payments of principal, premium, interest or original issue discount on a Certificate, unless such Foreign Investor is a direct or indirect 10% or greater certificateholder of the Trust Fund, a controlled foreign corporation related to the Trust Fund or a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the Withholding Agent, as defined below, must have received a statement from the individual or corporation that:

     - is signed under penalties of perjury by the beneficial owner of the Certificate,

     -    certifies that such owner is not a U.S. Holder, and

     -    provides the beneficial owner's name and address.

     A "Withholding Agent" is the last United States payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a Foreign Investor (which itself is not a Withholding Agent).

     Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new W-8BEN. A Certificate Owner who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Certificates on its own behalf may have substantially increased reporting requirements. In particular, in the case of Certificates held by a foreign partnership (or foreign trust), the partnership (or trust) will be required to provide the certification from each of its partners (or beneficiaries), and the partnership (or trust) will be required to provide certain additional information.

     A foreign Certificate Owner whose income with respect to its investment in a Certificate is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder was a U.S. person provided the holder provides to the Withholding Agent an IRS Form W-8ECI.

     Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the Withholding Agent. However, in such case, the signed statement may require a copy of the beneficial owner's W-8BEN (or the substitute form).

     Generally, a Foreign Investor will not be subject to federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a Certificate, unless such Foreign Investor is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and such gain is derived from sources within the United States. Certain other exceptions may be applicable, and a Foreign Investor should consult its tax advisor in this regard.

     The Certificates will not be includible in the estate of a Foreign Investor unless the individual is a direct or indirect 10% or greater certificateholder of the Trust Fund or, at the time of such individual's death, payments in respect of the Certificates would have been effectively connected with the conduct by such individual of a trade or business in the United States.

Backup Withholding

     Backup withholding of United States Federal income tax may apply to payments made in respect of the Certificates to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Certificates to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those Foreign Investors who are not exempt recipients.

     In addition, upon the sale of a Certificate to (or through) a broker, the broker must report the sale and backup withhold on the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller certifies that such seller is a Foreign Investor (and certain other conditions are met). Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

     Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.

     Prospective investors are strongly urged to consult their own tax advisors with respect to the Withholding Regulations.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class A Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, it is expected that the Exemptions will apply to the acquisition and holding of Class A Certificates by Plans and that all conditions of the Exemptions other than those within the control of purchasers of the Certificates will be met.

                                    RATINGS

     The Class A Certificates are currently rated "AAA" by Fitch, Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. and "Aaa" by Moody's Investors Service, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                        EXHIBIT 1

                                  FIXED RATE LOAN GROUP


                                 Current Mortgage Rates for the Fixed Rate Mortgage Loan Group (1)
                                 -----------------------------------------------------------------

Range of Current                 Number of Mortgage   Aggregate Unpaid Principal    Percent of Loan
Mortgage Rates (%)                      Loans                   Balance                   Group
------------------                      -----                   -------                   -----
  6.501 - 7.000                            1                  $361,401.94                1.12
  7.001 - 7.500                            7                $1,341,381.59                4.16
  7.501 - 8.000                           17                $3,867,308.39               11.99
  8.001 - 8.500                           21                $2,806,888.78                8.70
  8.501 - 9.000                           33                $6,042,402.86               18.73
  9.001 - 9.500                           25                $3,400,847.83               10.54
  9.501 - 10.000                          23                $3,430,767.70               10.64
 10.001 - 10.500                          15                $2,721,882.57                8.44
 10.501 - 11.000                          18                $1,436,343.82                4.45
 11.001 - 11.500                          20                $1,705,404.81                5.29
 11.501 - 12.000                          11                  $536,352.87                1.66
 12.001 - 12.500                          17                  $918,327.80                2.85
 12.501 - 13.000                          12                  $738,066.46                2.29
 13.001 - 13.500                           7                  $262,062.40                0.81
 13.501 - 14.000                          17                  $801,416.66                2.48
 14.001 - 14.500                          19                  $957,392.55                2.97
 14.501 - 15.000                          12                  $703,421.56                2.18
 15.001 - 15.500                           1                   $14,467.34                0.04
 15.501 - 16.000                           1                   $90,697.81                0.28
 16.001 - 16.500                           1                   $19,383.33                0.06
 16.501 - 17.000                           1                   $29,967.74                0.09
 17.001 - 17.500                           2                   $36,317.65                0.11
 18.001 - 18.500                           1                   $34,936.92                0.11
                                         ---               --------------              ------
        Total                            282               $32,257,441.38              100.00

---------------------------------

(1) The weighted average Mortgage Rate of the Fixed Rate Mortgage Loans is approximately 9.830% per annum.

         Current Mortgage Loan Principal Balances for the Fixed Rate Mortgage Loan Group (1)
         -----------------------------------------------------------------------------------

 Range of Current Mortgage Loan   Number of Mortgage   Aggregate Unpaid Principal    Percent of Loan
     Principal Balances ($)             Loans                   Balance                   Group
     ----------------------             -----                   -------                   -----
 $ 0.00  to   $ 25,000                    33                  $610,160.79                1.89
 $ 25,000.01 to $50,000                   71                $2,739,565.39                8.49
 $ 50,000.01 to $75,000                   50                $3,101,647.25                9.62
 $ 75,000.01 to $100,000                  33                $2,823,180.28                8.75
 $100,000.01 to $150,000                  27                $3,279,908.28               10.17
 $150,000.01 to $200,000                   8                $1,394,567.32                4.32
 $200,000.01 to $250,000                  13                $3,084,510.13                9.56
 $250,000.01 to $300,000                  25                $6,847,368.15               21.23
 $300,000.01 to $350,000                  14                $4,480,531.81               13.89
 $350,000.01 to $400,000                   1                  $361,401.94                1.12
 $400,000.01 to $450,000                   2                  $813,907.60                2.52
 $450,000.01 to $500,000                   2                  $936,287.50                2.90
 $500,000.01 to $550,000                   1                  $537,719.63                1.67
 $550,000.01 to $600,000                   1                  $563,636.53                1.75
 $650,000.01 to $700,000                   1                  $683,048.78                2.12
        Total                            282               $32,257,441.38              100.00
                                         ---               --------------              ------

---------------------------------

(1) The average current Fixed Rate Mortgage Loan principal balance is approximately $114,388.09.

                           State Distributions of Fixed Rate Mortgaged Properties
                           ------------------------------------------------------

                                  Number of Mortgage   Aggregate Unpaid Principal    Percent of Loan
             State                      Loans                   Balance                   Group
             -----                      -----                   -------                   -----
AK                                          1                  $346,277.44                1.07
AR                                          2                   $45,053.06                0.14
CA                                         48               $10,814,763.40               33.53
CO                                          3                  $578,097.35                1.79
CT                                          4                  $550,713.58                1.71
DC                                          1                  $404,492.20                1.25
FL                                         29                $1,885,333.83                5.84
GA                                         12                $1,225,507.75                3.80
HI                                          3                  $818,868.82                2.54
ID                                          2                  $311,446.39                0.97
IL                                          9                  $959,725.26                2.98
IN                                          7                  $623,336.48                1.93
KS                                          1                   $29,767.56                0.09
KY                                          2                   $68,493.08                0.21
LA                                          6                  $460,661.16                1.43
ME                                          1                  $683,048.78                2.12
MD                                          2                  $323,193.32                1.00
MA                                          3                  $319,987.14                0.99
MI                                         49                $2,911,394.06                9.03
MN                                          1                   $22,819.30                0.07
MS                                          1                   $34,308.62                0.11

                           State Distributions of Fixed Rate Mortgaged Properties
                           ------------------------------------------------------

                                  Number of Mortgage   Aggregate Unpaid Principal    Percent of Loan
             State                      Loans                   Balance                   Group
             -----                      -----                   -------                   -----
NH                                          1                  $113,954.72                0.35
NJ                                          2                  $312,511.39                0.97
NY                                          5                  $826,203.42                2.56
NC                                          3                  $224,507.15                0.70
OH                                         17                $1,549,254.36                4.80
OK                                          2                  $104,341.02                0.32
OR                                          7                  $801,205.70                2.48
PA                                         15                $1,491,208.93                4.62
TN                                         10                  $832,972.76                2.58
TX                                         19                $1,174,221.10                3.64
UT                                          4                  $279,718.31                0.87
VA                                          3                  $269,244.18                0.83
WA                                          5                  $759,098.23                2.35
WI                                          2                  $101,711.53                0.32
                                          ---               --------------              ------
       Total                              282               $32,257,441.38              100.00


                   Loan-to-Value Ratios for the Fixed Rate Mortgage Loan Group (1)
                   ---------------------------------------------------------------

 Range of Loan-to-Value Ratios    Number of Mortgage   Aggregate Unpaid Principal    Percent of Loan
              (%)                       Loans                   Balance                   Group
 -----------------------------    ------------------   --------------------------    ---------------
 50.00 or Less                                     23                  $656,555.35                2.04
 50.01-55.00                                       12                $1,090,014.81                3.38
 55.01-60.00                                       15                $1,317,195.70                4.08
 60.01-65.00                                       59                $5,649,710.69               17.51
 65.01-70.00                                       35                $5,606,343.30               17.38
 70.01-75.00                                       43                $4,292,392.97               13.31
 75.01-80.00                                       49                $7,115,015.27               22.06
 80.01-85.00                                       28                $3,464,353.08               10.74
 85.01-90.00                                       16                $2,886,190.52                8.95
 90.01-95.00                                        2                  $179,669.69                0.56
                                                  ---               --------------              ------
       Total                                      282               $32,257,441.38              100.00

---------------------------------

(1) The weighted average Loan-to-Value Ratio of the Fixed Rate Mortgage Loans is approximately 73.070%.

                 Type of Mortgaged Properties for the Fixed Rate Mortgage Loan Group
                 -------------------------------------------------------------------

                                  Number of Mortgage   Aggregate Unpaid Principal    Percent of Loan
         Property Type                  Loans                   Balance                   Group
         -------------                  -----                   -------                   -----
SFD                                       241               $26,102,843.06               80.92
PUD                                        13                $2,556,657.10                7.93
CONDO                                      10                $1,542,218.23                4.78
2 FAM                                       8                $1,430,595.01                4.43
MANUF                                       9                  $602,259.98                1.87
                                          ---               --------------              ------
        Total                             282               $32,257,441.38              100.00

                      Occupancy Types for the Fixed Rate Mortgage Loan Group (1)
                      ----------------------------------------------------------

                                  Number of Mortgage   Aggregate Unpaid Principal    Percent of Loan
         Occupancy Type                 Loans                   Balance                   Group
         --------------                 -----                   -------                   -----
2nd/Vaca                                    2                  $401,995.38                1.25
Non-owne                                    9                  $308,869.26                0.96
Owner Oc                                  271               $31,546,576.74               97.80
                                          ---               --------------              ------
        Total                             282               $32,257,441.38              100.00

---------------------------------

(1) Based upon representations of the related Mortgagors at the time of origination.

                           Remaining Months to Stated Maturity for the Fixed Rate Mortgage Loan Group (1)
                           ------------------------------------------------------------------------------

                                  Number of Mortgage   Aggregate Unpaid Principal    Percent of Loan
        Remaining Terms                 Loans                   Balance                   Group
        ---------------                 -----                   -------                   -----
  1 - 120                                   3                   $55,577.08                0.17
121 - 180                                 124                $8,736,653.83               27.08
301 - 360                                 155               $23,465,210.47               72.74
                                          ---               --------------              ------
        Total                             282               $32,257,441.38              100.00

---------------------------------

(1) The weighted average remaining Months to Scheduled Maturity is approximately months.

                      Fixed Rate Mortgage Loan Group by Loan Purpose
                      ----------------------------------------------

                                  Number of Mortgage   Aggregate Unpaid Principal    Percent of Loan
          Loan Purpose                  Loans                   Balance                   Group
          ------------                  -----                   -------                   -----
RFCO                                      159               $18,705,325.58               57.99
REFI                                       84                $7,223,122.49               22.39
PURCH                                      39                $6,328,993.31               19.62
                                          ---               --------------              ------
        Total                             282               $32,257,441.38              100.00

                        Lien Priority for the Fixed Rate Mortgage Loan Group
                        ----------------------------------------------------

                                  Number of Mortgage   Aggregate Unpaid Principal  Percentage of Loan
         Lien Priority                  Loans                   Balance                   Group
         -------------                  -----                   -------                   -----
1st Liens                                  272               $32,056,175.06               99.38
2nd Liens                                   10                  $201,266.32                0.62
                                           ---               --------------              ------
        Total                              282               $32,257,441.38              100.00

                                ADJUSTABLE RATE LOAN GROUP


          Current Mortgage Rates for the Adjustable Rate Mortgage Loan Group (1)
          ----------------------------------------------------------------------

  Range of Current Mortgage    Number of Mortgage      Aggregate Unpaid      Percent of Loan
          Rates (%)                   Loans           Principal Balance           Group
          ---------                   -----           -----------------           -----
  6.001 - 6.500                           2              $515,553.01               0.57
  6.501 - 7.000                           1               $79,071.14               0.09
  7.001 - 7.500                           8            $1,941,661.74               2.15
  7.501 - 8.000                          19            $3,665,800.15               4.05
  8.001 - 8.500                          44            $8,498,998.64               9.40
  8.501 - 9.000                          97           $18,660,832.44              20.64
  9.001 - 9.500                          99           $13,890,329.66              15.36
  9.501 - 10.000                         95           $13,689,638.36              15.14
 10.001 - 10.500                         77            $8,469,180.39               9.37
 10.501 - 11.000                         71            $7,357,072.01               8.14
 11.001 - 11.500                         45            $5,134,294.79               5.68
 11.501 - 12.000                         33            $3,300,939.84               3.65
 12.001 - 12.500                         18            $1,676,882.59               1.85
 12.501 - 13.000                         21            $1,898,111.75               2.10
 13.001 - 13.500                          8              $698,578.64               0.77
 13.501 - 14.000                          8              $306,443.88               0.34
 14.001 - 14.500                          4              $412,256.19               0.46
 14.501 - 15.000                          3               $66,519.86               0.07
 15.001 - 15.500                          2              $102,397.62               0.11
 16.001 - 16.500                          1               $45,870.36               0.05
                                        ---           --------------             ------
        Total                           656           $90,410,433.06             100.00

-------------------------------

(1) The weighted average Mortgage Rate of the Adjustable Rate Mortgage Loans is approximately 9.692%.

                   Gross Margins for Adjustable Rate Mortgage Loan Group (1)
                   ---------------------------------------------------------

  Range of Gross               Number of Mortgage      Aggregate Unpaid      Percent of Loan
  Margins (%)                         Loans           Principal Balance           Group
  -----------                         -----           -----------------           -----
 2.001 - 3.000                            1              $128,305.90               0.14
 4.001 - 5.000                           14            $2,313,287.03               2.56
 5.001 - 6.000                          189           $31,034,683.95              34.33
 6.001 - 7.000                          278           $36,144,949.62              39.98
 7.001 - 8.000                          154           $19,179,533.11              21.21
 8.001 - 9.000                           18            $1,050,774.34               1.16
 9.001 - 10.000                           2              $558,899.11               0.62
                                        ---           --------------             ------
        Total                           656           $90,410,433.06             100.00

-------------------------------

(1) The weighted average Margin of the Adjustable Rate Mortgage Loans is approximately 6.438%.

             Maximum Mortgage Rates for the Adjustable Rate Mortgage Loan Group (1)
             ----------------------------------------------------------------------

  Range of Gross               Number of Mortgage      Aggregate Unpaid      Percent of Loan
  Margins (%)                         Loans           Principal Balance           Group
  -----------                         -----           -----------------           -----
 12.001 - 13.000                           1              $281,330.05               0.31
 13.001 - 14.000                           6            $1,254,822.05               1.39
 14.001 - 15.000                          35            $7,900,491.78               8.74
 15.001 - 16.000                         151           $28,402,544.57              31.42
 16.001 - 17.000                         191           $25,554,258.50              28.26
 17.001 - 18.000                         141           $14,717,168.22              16.28
 18.001 - 19.000                          74            $7,776,430.43               8.60
 19.001 - 20.000                          32            $3,098,245.94               3.43
 20.001 - 21.000                          16            $1,005,022.52               1.11
 21.001 - 22.000                           6              $271,851.02               0.30
 22.001 - 23.000                           2              $102,397.62               0.11
 23.001 - 24.000                           1               $45,870.36               0.05
                                         ---           --------------             ------
        Total                            656           $90,410,433.06             100.00

-------------------------------

(1) The weighted average Maximum Rate of the Adjustable Rate Mortgage Loans is approximately 16.536% per annum.

               Minimum Mortgage Rates for the Adjustable Rate Mortgage Loan Group (1)
               ----------------------------------------------------------------------

  Range of Gross               Number of Mortgage      Aggregate Unpaid      Percent of Loan
  Margins (%)                         Loans           Principal Balance           Group
  -----------                         -----           -----------------           -----
  5.001 - 6.000                            1              $281,330.05               0.31
  6.001 - 7.000                            6            $1,254,822.05               1.39
  7.001 - 8.000                           31            $6,658,016.68               7.36
  8.001 - 9.000                          144           $27,420,177.01              30.33
  9.001 - 10.000                         193           $27,112,635.19              29.99
10.001 - 11.000                          144           $14,850,095.88              16.43
11.001 - 12.000                           75            $8,081,315.67               8.94
12.001 - 13.000                           37            $3,326,899.01               3.68
13.001 - 14.000                           16            $1,005,022.52               1.11
14.001 - 15.000                            6              $271,851.02               0.30
15.001 - 16.000                            2              $102,397.62               0.11
16.001 - 17.000                            1               $45,870.36               0.05
                                         ---           --------------             ------
        Total                            656           $90,410,433.06             100.00

-------------------------------

(1) The weighted average Minimum Rate of the Adjustable Rate Mortgage Loans is approximately 9.591% per annum.

   Current Mortgage Loan Principal Balances for the Adjustable Rate Mortgage Loan Group (1)
   ----------------------------------------------------------------------------------------

 Range of Current Mortgage     Number of Mortgage      Aggregate Unpaid      Percent of Loan
 Loan Principal Balances ($)          Loans           Principal Balance           Group
 ---------------------------          -----           -----------------           -----
 $ 0.00  to   $ 25,000                  18              $380,801.60               0.42
 $ 25,000.01 to $50,000                 96            $3,771,495.55               4.17
 $ 50,000.01 to $75,000                123            $7,719,081.92               8.54
 $ 75,000.01 to $100,000               106            $9,258,292.07              10.24
 $100,000.01 to $150,000               110           $13,376,670.85              14.80
 $150,000.01 to $200,000                49            $8,538,887.49               9.44
 $200,000.01 to $250,000                44           $10,161,373.93              11.24
 $250,000.01 to $300,000                54           $14,601,707.63              16.15
 $300,000.01 to $350,000                27            $8,721,816.83               9.65
 $350,000.01 to $400,000                 6            $2,230,203.36               2.47
 $400,000.01 to $450,000                 7            $2,993,003.97               3.31
 $450,000.01 to $500,000                10            $4,698,435.75               5.20
 $500,000.01 to $550,000                 1              $512,218.51               0.57
 $550,000.01 to $600,000                 1              $583,245.57               0.65
 $600,000.01 to $650,000                 2            $1,266,504.60               1.40
 $700,000.01 to $750,000                 1              $748,821.79               0.83
 $800,000.01 to $850,000                 1              $847,871.64               0.94
                                       ---           --------------             ------
        Total                          656           $90,410,433.06             100.00

-------------------------------

(1) The average current Adjustable Rate Mortgage Loan principal balance is approximately 138,820.78$.

           Loan-to-Value Ratios for the Adjustable Rate Mortgage Loan Group (1)
           --------------------------------------------------------------------

Range of Loan-to-Value Ratios  Number of Mortgage      Aggregate Unpaid      Percent of Loan
             (%)                      Loans           Principal Balance           Group
-----------------------------  ------------------     -----------------      ---------------
 50.00 or Less                            21            $2,099,042.78               2.32
 50.01-55.00                              16            $1,605,554.93               1.78
 55.01-60.00                              26            $3,521,920.64               3.90
 60.01-65.00                              48            $4,797,538.97               5.31
 65.01-70.00                              78           $10,377,630.88              11.48
 70.01-75.00                             107           $12,979,355.63              14.36
 75.01-80.00                             153           $22,820,550.14              25.24
 80.01-85.00                             108           $16,184,219.63              17.90
 85.01-90.00                              85           $13,869,227.74              15.34
 90.01-95.00                              14            $2,155,391.72               2.38
                                         ---           --------------             ------
       Total                             656           $90,410,433.06             100.00

-------------------------------

(1) The weighted average Loan -to-Value Ratio of the Adjustable Rate Mortgage Loans was approximately 77.31%.

                   State Distributions of Adjustable Rate Mortgaged Properties
                   -----------------------------------------------------------

                               Number of Mortgage      Aggregate Unpaid      Percent of Loan
            State                     Loans           Principal Balance           Group
            -----                     -----           -----------------           -----
AK                                        2              $348,855.20               0.39
AZ                                       15            $2,345,041.91               2.59
AR                                        5              $265,035.28               0.29
CA                                      141           $30,496,868.86              33.73
CO                                        6              $936,153.55               1.04
CT                                        8              $980,047.60               1.08
DC                                        2              $628,548.85               0.70
FL                                       44            $4,017,465.60               4.44
GA                                        8              $920,500.83               1.02
HI                                        5            $1,039,487.86               1.15
ID                                        4              $325,670.28               0.36
IL                                       23            $2,368,762.21               2.62
IN                                       20            $1,709,448.79               1.89
IA                                        3              $162,311.82               0.18
KS                                        6              $570,561.91               0.63
KY                                       12            $1,069,772.06               1.18
LA                                       15            $1,187,428.61               1.31
MD                                       10            $2,198,390.43               2.43
MA                                        8            $1,440,685.88               1.59
MI                                       53            $5,719,669.31               6.33
MN                                        8              $838,354.88               0.93
MS                                        5              $275,455.95               0.30
MO                                        8              $982,283.79               1.09
MT                                        1               $71,407.39               0.08
NE                                        2              $276,203.86               0.31
NV                                        6              $495,222.53               0.55
NH                                        3              $277,503.42               0.31
NJ                                       20            $3,014,505.04               3.33
NM                                        5              $448,363.25               0.50
NY                                       10            $1,703,015.50               1.88
NC                                       17            $1,504,585.26               1.66
ND                                        1               $53,641.54               0.06
OH                                       38            $3,366,914.29               3.72
OK                                        8            $1,082,330.02               1.20
OR                                       20            $2,127,781.27               2.35
PA                                       15            $1,223,835.16               1.35
RI                                        1              $319,319.63               0.35
SC                                        3              $350,085.25               0.39
TN                                       13            $2,148,378.21               2.38
TX                                       19            $1,970,697.14               2.18
UT                                        7              $782,448.02               0.87
VA                                       10            $1,397,486.47               1.55
WA                                       33            $5,292,199.40               5.85
WI                                       13            $1,677,708.95               1.86
                                        ---           --------------             ------
       Total                            656           $90,410,433.06             100.00

                                  Initial Fixed Rate Period
                                  -------------------------

 Initial Fixed Rate Period -   Number of Mortgage      Aggregate Unpaid      Percent of Loan
           (Months)                   Loans           Principal Balance           Group
           --------                   -----           -----------------           -----
                    6                  15              $2,924,079.18               3.23
                   24                 514             $71,442,087.23              79.02
                   36                 127             $16,044,266.65              17.75
                   --                 ---             --------------             ------
        Total                         656             $90,410,433.06             100.00


                     Next Adjustment Date - 2/28 and 3/27 Mortgage Loans
                     ---------------------------------------------------

                               Number of Mortgage      Aggregate Unpaid      Percent of 2/28
     Next Adjustment Date             Loans           Principal Balance         Loan Group
     --------------------             -----           -----------------         ----------
               10/01/01                  14            $2,951,316.55               3.37
               11/01/01                 148           $25,724,249.73              29.40
               12/01/01                 268           $31,204,359.28              35.67
               01/01/02                   2              $211,757.58               0.24
               02/01/02                   7              $854,757.03               0.98
               03/01/02                  27            $2,984,774.08               3.41
               04/01/02                  48            $7,510,872.98               8.59
               04/01/02                   1               $75,637.09               0.09
               06/01/02                   1               $42,238.94               0.05
               07/01/02                   5              $680,450.35               0.78
               09/01/02                  11            $2,394,988.49               2.74
               10/01/02                  18            $3,476,138.41               3.97
               11/01/02                  35            $3,823,933.58               4.37
               12/01/02                  56            $5,550,879.79               6.34
                                        ---           --------------             ------
        Total                           641           $87,486,353.88             100.00


                    Next Adjustment Date - Non-2/28 or 3/27 Mortgage Loans
                    ------------------------------------------------------

                                                                                Percent of
                               Number of Mortgage      Aggregate Unpaid       Non-2/28 Loan
     Next Adjustment Date             Loans           Principal Balance           Group
     --------------------             -----           -----------------           -----
11/01/01                                 2              $467,414.11              15.99
12/01/01                                 7            $1,123,506.13              38.42
03/01/02                                 1              $206,925.03               7.08
04/01/02                                 5            $1,126,233.91              38.52
                                        --            -------------             ------
        Total                           15            $2,924,079.18             100.00

           Type of Mortgaged Properties for the Adjustable Rate Mortgage Loan Group
           ------------------------------------------------------------------------

                               Number of Mortgage      Aggregate Unpaid      Percent of Loan
        Property Type                 Loans           Principal Balance           Group
        -------------                 -----           -----------------           -----
SFD                                      574           $78,931,991.01              87.30
PUD                                       34            $6,332,288.96               7.00
CONDO                                     24            $3,117,737.72               3.45
2 FAM                                     12            $1,042,455.54               1.15
MANUF                                      9              $688,691.23               0.76
3 FAM                                      3              $297,268.60               0.33
                                         ---           --------------             ------
        Total                            656           $90,410,433.06             100.00


               Occupancy Types for the Adjustable Rate Mortgage Loan Group (1)
               ---------------------------------------------------------------

                               Number of Mortgage      Aggregate Unpaid      Percent of Loan
        Occupancy Type                Loans           Principal Balance           Group
        --------------                -----           -----------------           -----
2nd/Vaca                                 9            $1,031,615.39               1.14
Non-owne                                40            $2,539,833.34               2.81
Owner Oc                               607           $86,838,984.33              96.05
                                       ---           --------------             ------
        Total                          656           $90,410,433.06             100.00

-------------------------------

(1)  Based upon representations of the related Mortgagors at the time of origination.

       Remaining Months to Stated Maturity for the Adjustable Rate Mortgage Loan Group

                               Number of Mortgage      Aggregate Unpaid      Percent of Loan
       Remaining Terms                Loans           Principal Balance           Group
       ---------------                -----           -----------------           -----
121 - 180                                  1               $51,382.31               0.06
301 - 360                                655           $90,359,050.75              99.94
                                         ---           --------------             ------
        Total                            656           $90,410,433.06             100.00

                     Adjustable Rate Mortgage Loan Group by Loan Purpose

                               Number of Mortgage      Aggregate Unpaid      Percent of Loan
         Loan Purpose                 Loans           Principal Balance           Group
         ------------                 -----           -----------------           -----
RFCO                                     347           $48,841,821.80              54.02
PURCH                                    204           $28,167,671.16              31.16
REFI                                     105           $13,400,940.10              14.82
                                         ---           --------------             ------
        Total                            656           $90,410,433.06             100.00

                                   EXHIBIT 2

       THE                                                                                            Distribution Date:  8/25/01
     BANK OF
       NEW
      YORK

101 Barclay Street
New York, NY  10286

Attn:  Courtney Barholomew                                    Countrywide Home Loans
       212-815-5795                                          Asset Backed Certificates
                                                                   Series 1999-4


                                                    Certificateholder Monthly Distribution Summary

                                           Certificate                    Pass
                             Class             Rate        Beginning     Through          Principal      Interest          Total
Class        Cusip         Description         Type         Balance      Rate (%)       Distribution   Distribution    Distribution
-----        -----         -----------         ----         -------      --------       ------------   ------------    ------------

A            126671GS9     Senior          Fix-Act/360    98,985,769.28  4.162500       4,668,006.39   377,692.58      5,045,698.97
R1           N/A           Senior          Fix-30/360              0.00  0.000000               0.00         0.00              0.00
R2           N/A           Senior          Fix-30/360              0.00  0.000000               0.00         0.00              0.00
------------------------------------------------------------------------------------------------------------------------------------
M1           126671GT7     Junior          Fix-Act/360     9,900,000.00  4.532500               0.00    41,132.44         41,132.44
M2           126671GU4     Mezzanine       Fix-Act/360     8,100,000.00  4.992500               0.00    37,069.31         37,069.31
B            126671GV2     Junior          Fix-Act/360     6,300,000.00  6.792500               0.00    39,226.69         39,226.69
BIO          N/A           Junior          Fix-30/360              0.00  0.000000               0.00   441,070.30        441,070.30
------------------------------------------------------------------------------------------------------------------------------------
Totals                                                   123,285,769.28                 4,668,006.39   936,191.32      5,604,197.71


(table continued)


              Current                     Cumulative
             Realized        Ending        Realized
Class         Losses         Balance       Losses
-----         ------         -------       ------

A              0.00      94,317,762.88       0.00
R1             0.00               0.00       0.00
R2             0.00               0.00       0.00
-------------------------------------------------
M1             0.00       9,900,000.00       0.00
M2             0.00       8,100,000.00       0.00
B              0.00       6,300,000.00       0.00
BIO            0.00               0.00       0.00
-------------------------------------------------
Totals         0.00     118,617,762.88       0.00

       THE                                                                                            Distribution Date:  8/25/01
     BANK OF
       NEW
      YORK

101 Barclay Street
New York, NY  10286

Attn:  Courtney Barholomew                                    Countrywide Home Loans
       212-815-5795                                          Asset Backed Certificates
                                                                   Series 1999-4


                                                           Principal Distribution Detail

                                 Original           Beginning      Scheduled                      Unscheduled           Net
                                Certificate        Certificate     Principal      Accretion        Principal         Principal
Class          Cusip              Balance            Balance      Distribution    Principal       Adjustments       Distribution
-----          -----              -------            -------      ------------    ---------       -----------       ------------

A              126671GS9      154,800,000.00      98,985,769.28    4,668,006.39     0.00             0.00             4,668,006.39
R1             N/A                      0.00               0.00            0.00     0.00             0.00                     0.00
R2             N/A                      0.00               0.00            0.00     0.00             0.00                     0.00
------------------------------------------------------------------------------------------------------------------------------------
M1             126671GT7        9,900,000.00       9,900,000.00            0.00     0.00             0.00                     0.00
M2             126671GU4        8,100,000.00       8,100,000.00            0.00     0.00             0.00                     0.00
B              126671GV2        6,300,000.00       6,300,000.00            0.00     0.00             0.00                     0.00
BIO            N/A                      0.00               0.00            0.00     0.00             0.00                     0.00
------------------------------------------------------------------------------------------------------------------------------------
Totals                        179,100,000.00     123,285,769.28    4,668,006.39     0.00             0.00             4,668,006.39


(table continued)


              Current          Ending           Ending
             Realized        Certificate      Certificate
Class         Losses           Balance          Factor
-----         ------           -------          ------

A             0.00          94,317,762.88    0.60928787393
R1            0.00                   0.00    0.00000000000
R2            0.00                   0.00    0.00000000000
----------------------------------------------------------
M1            0.00           9,900,000.00    1.00000000000
M2            0.00           8,100,000.00    1.00000000000
B             0.00           6,300,000.00    1.00000000000
BIO           0.00                   0.00    0.00000000000
----------------------------------------------------------
Totals        0.00         118,617,762.88

       THE                                                                                            Distribution Date:  8/25/01
     BANK OF
       NEW
      YORK

101 Barclay Street
New York, NY  10286

Attn:  Courtney Barholomew                                    Countrywide Home Loans
       212-815-5795                                          Asset Backed Certificates
                                                                   Series 1999-4


                                                           Interest Distribution Detail

                  Beginning          Pass             Accrued          Cumulative                              Total
                 Certificate        Through           Optimal            Unpaid            Deferred           Interest
Class             Balance           Rate (%)          Interest          Interest           Interest             Due
-----             -------           --------          --------          --------           --------             ---

A               98,985,769.28       4.162500         377,692.58             0.00               0.00            377,692.58
R1                       0.00       0.000000               0.00             0.00               0.00                  0.00
R2                       0.00       0.000000               0.00             0.00               0.00                  0.00
------------------------------------------------------------------------------------------------------------------------------------
M1               9,900,000.00       4.532500          41,132.44             0.00               0.00             41,132.44
M2               8,100,000.00       4.992500          37,069.31             0.00               0.00             37,069.31
B                6,300,000.00       6.792500          39,226.69             0.00               0.00             39,226.69
BIO                      0.00       0.000000               0.00             0.00               0.00                  0.00
------------------------------------------------------------------------------------------------------------------------------------
Totals         123,285,769.28                        495,121.02             0.00               0.00            495,121.02


(table continued)


                   Net         Unscheduled
                Prepayment       Interest            Interest
Class         Int Shortfall     Adjustment             Paid
-----         -------------     ----------             ----

A               0.00              0.00                377,692.58
R1              0.00              0.00                      0.00
R2              0.00              0.00                      0.00
----------------------------------------------------------------
M1              0.00              0.00                 41,132.44
M2              0.00              0.00                 37,069.31
B               0.00              0.00                 39,226.69
BIO             0.00              0.00                441,070.30
----------------------------------------------------------------
Totals          0.00              0.00                936,191.32

       THE                                                                                            Distribution Date:  8/25/01
     BANK OF
       NEW
      YORK

101 Barclay Street
New York, NY  10286

Attn:  Courtney Barholomew                                    Countrywide Home Loans
       212-815-5795                                          Asset Backed Certificates
                                                                   Series 1999-4


                                                            Current Payment Information
                                                                Factors per $1,000

                            Original         Beginning Cert.                                            Ending Cert.         Pass
                          Certificate          Notional             Principal         Interest            Notional          Through
Class     Cusip             Balance             Balance            Distribution      Distribution         Balance           Rate (%)
-----     -----             -------             -------            ------------      ------------         -------           --------

A         126671GS9      154,800,000.00       639.442953973         30.155080039       2.439874521       609.287873934     4.162500
R1        N/A                      0.00         0.000000000          0.000000000       0.000000000         0.000000000     0.000000
R2        N/A                      0.00         0.000000000          0.000000000       0.000000000         0.000000000     0.000000
------------------------------------------------------------------------------------------------------------------------------------
M1        126671GT7        9,900,000.00     1,000.000000000          0.000000000       4.154791667     1,000.000000000     4.532500
M2        126671GU4        8,100,000.00     1,000.000000000          0.000000000       4.576458333     1,000.000000000     4.992500
B         126671GV2        6,300,000.00     1,000.000000000          0.000000000       6.226458333     1,000.000000000     6.792500
BIO       N/A                      0.00         0.000000000          0.000000000       0.000000000         0.000000000     0.000000
------------------------------------------------------------------------------------------------------------------------------------
Totals                   179,100,000.00       688.362754216         26.063687270       5.227198883       662.299066890

THE
BANK OF
NEW
YORK

101 Barclay Street
New York, NY  10286

Attn:  Courtney Barholomew
       212-815-5795
                                                    Countrywide Home Loans
                                                   Asset Backed Certicates
                                                        Series 1999-4

Pool Level Data

Distribution Date                                                                                                       8/25/01
Cut-off Date                                                                                                            11/1/99
Determination Date                                                                                                      8/ 1/01
Accrual Period                Begin                                                                                     7/ 1/01
                              End                                                                                            31

Number of Days in Accrual Period


                                             Collateral Information
Group 1
-------
Cut-Off Date Balance                                                                                             136,562,922.50

Beginning Aggregate Pool Stated Principal Balance                                                                 93,562,241.79
Ending Aggregate Pool Stated Principal Balance                                                                    90,410,433.06

Beginning Aggregate Certificate Stated Principal Balance                                                         123,285,769.28
Ending Aggregate Certificate Stated Principal Balance                                                            118,617,762.88

Beginning Aggregate Loan Count                                                                                              680
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Aggrement                                              24
Ending Aggregate Loan Count                                                                                                 656

Beginning Weighted Average Loan Rate (WAC)                                                                            9.693347%
Ending Weighted Average Loan Rate (WAC)                                                                               9.691507%

Beginning Net Weighted Average Loan Rate                                                                              9.193347%
Ending Net Weighted Average Loan Rate                                                                                 9.191507%

Weighted Average Maturity (WAM) (Months)                                                                                    339

Overcollaterization Amount                                                                                         4,005,646.93
Required Subordinated Amount                                                                                       4,050,111.55

Servicer Advances                                                                                                    208,922.09

Aggregate Pool Prepayment                                                                                          3,027,587.13
Pool Prepayment Rate                                                                                                32.6138 CPR


Group 2
-------

Cut-Off Date Balance                                                                                              43,345,985.76

Beginning Aggregate Pool Stated Principal Balance                                                                 33,773,639.04
Ending Aggregate Pool Stated Principal Balance                                                                    32,257,441.38

Beginning Aggregate Certificate Stated Principal Balance                                                         123,285,769.28


THE
BANK OF
NEW
YORK

101 Barclay Street
New York, NY  10286

Attn:  Courtney Barholomew
       212-815-5795
                                                    Countrywide Home Loans
                                                   Asset Backed Certicates
                                                        Series 1999-4

Group 2
-------

Ending Aggregate Certificate Stated Principal Balance                                                            118,617,762.88

Beginning Aggregate Loan Count                                                                                              292
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Aggrement                                              10
Ending Aggregate Loan Count                                                                                                 282

Beginning Weighted Average Loan Rate (WAC)                                                                            9.875266%
Ending Weighted Average Loan Rate (WAC)                                                                               9.830157%

Beginning Net Weighted Average Loan Rate                                                                              9.375266%
Ending Net Weighted Average Loan Rate                                                                                 9.330157%

Weighted Average Maturity (WAM) (Months)                                                                                    339

Servicer Advances                                                                                                     89,132.92

Aggregate Pool Prepayment                                                                                          1,455,890.69
Pool Prepayment Rate                                                                                                41.0670 CPR



Certificate Account

Beginning Balance                                                                                                          0.00

Deposit
Payments of Interest and Principal                                                                                 5,596,292.32
Liquidation Proceeds                                                                                                  57,600.61
All Other Proceeds                                                                                                         0.00
Other Amounts                                                                                                              0.00
                                                                                                                   ------------
Total Deposits                                                                                                     5,653,892.93


Withdrawals
Reimbursement of Servicer Advances                                                                                         0.00
Payment of Master Servicer Fees                                                                                       49,695.23
Payment of Sub Servicer Fees                                                                                               0.00
Payment of Other Fees                                                                                                 49,695.23
Payment of Insurance Premium(s)                                                                                            0.00
Payment of Personal Mortgage Insurance                                                                                     0.00
Other Permitted Withdrawal per the Pooling and Service Agreement                                                           0.00
Payment of Principal and Interest                                                                                  5,604,197.70
                                                                                                                   ------------
Total Withdrawals                                                                                                  5,703,588.15

THE
BANK OF
NEW
YORK

101 Barclay Street
New York, NY  10286

Attn:  Courtney Barholomew
       212-815-5795
                                                    Countrywide Home Loans
                                                   Asset Backed Certicates
                                                        Series 1999-4


                                                                                                                       ---------
Ending Balance                                                                                                             0.00


Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                              3,361.39
Compensation for Gross PPIS from Servicing Fees                                                                        3,361.39
Other Gross PPIS Compensation                                                                                              0.00
                                                                                                                       --------
Total Net PPIS (Non-Supported PPIS)                                                                                        0.00


Master Servicing Fees Paid                                                                                            49,695.23
Sub Servicing Fees Paid                                                                                                    0.00
Insurance Premium(s) Paid                                                                                                  0.00
Personal Mortgage Insurance Fees Paid                                                                                      0.00
Other Fees Paid                                                                                                       49,695.23
                                                                                                                      ---------
Total Fees                                                                                                            99,390.45



                                                       Delinquency Information

Group 1
-------

Delinquency                                            30 - 59 Days        0 - 89 Days           90+ Days                Totals
-----------                                            ------------        -----------           --------                ------
Scheduled Principal Balance                            8,691,410.36       1,329,436.28       5,039,277.20         15,060,123.84
Percentage of Total Pool Balance                          9.613283%          1.470446%          5.573778%            16.657507%
Number of Loans                                                  75                 17                 42                   134
Percentage of Total Loans                                11.432927%          2.591463%          6.402439%            20.426829%

Foreclosure
-----------
Scheduled Principal Balance                                    0.00               0.00               0.00          6,440,311.42
Percentage of Total Pool Balance                          0.000000%          0.000000%          0.000000%             7.123416%
Number of Loans                                                   0                  0                  0                    52
Percentage of Total Loans                                 0.000000%          0.000000%          0.000000%             7.926829%

Bankruptcy
----------
Scheduled Principal Balance                                    0.00               0.00               0.00                  0.00
Percentage of Total Pool Balance                          0.000000%          0.000000%          0.000000%             0.000000%
Number of Loans                                                   0                  0                  0                     0
Percentage of Total Loans                                 0.000000%          0.000000%          0.000000%             0.000000%


THE
BANK OF
NEW
YORK

101 Barclay Street
New York, NY  10286

Attn:  Courtney Barholomew
       212-815-5795
                                                    Countrywide Home Loans
                                                   Asset Backed Certicates
                                                        Series 1999-4

REO
----
Scheduled Principal Balance                                    0.00               0.00               0.00          1,230,560.19
Percentage of Total Pool Balance                          0.000000%          0.000000%          0.000000%             1.361082%
Number of Loans                                                   0                  0                  0                    14
Percentage of Total Loans                                 0.000000%          0.000000%          0.000000%             2.134146%

Book Value of all REO Loans                                                                                                0.00
Percentage of Total Pool Balance                                                                                      0.000000%

Current Realized Losses                                                                                               32,416.29
Additional Gains (Recoveries)/Losses                                                                                       0.00
Total Realized Losses                                                                                                389,802.27

Group 2
-------

Delinquency                                            30 - 59 Days       60 - 89 Days            0+ Days                Totals
------------                                           ------------       ------------            -------                ------

Scheduled Principal Balance                            3,007,977.79         542,740.55       3,024,832.32          6,575,550.66
Percentage of Total Pool Balance                          9.324911%          1.682528%          9.377161%            20.384601%
Number of Loans                                                  32                  9                 27                    68
Percentage of Total Loans                                11.347518%          3.191489%          9.574468%            24.113475%

Foreclosure
-----------
Scheduled Principal Balance                                    0.00               0.00               0.00          1,542,612.09
Percentage of Total Pool Balance                          0.000000%          0.000000%          0.000000%             4.782190%
Number of Loans                                                   0                  0                  0                    15
Percentage of Total Loans                                 0.000000%           0.000000%          0.000000%            5.319149%

Bankruptcy
----------
Scheduled Principal Balance                                    0.00               0.00               0.00                  0.00
Percentage of Total Pool Balance                          0.000000%          0.000000%          0.000000%             0.000000%
Number of Loans                                                   0                  0                  0                     0
Percentage of Total Loans                                 0.000000%          0.000000%          0.000000%             0.000000%

REO
---
Scheduled Principal Balance                                    0.00               0.00               0.00            650,612.31
Percentage of Total Pool Balance                          0.000000%          0.000000%          0.000000%             2.016937%
Number of Loans                                                   0                  0                  0                    12
Percentage of Total Loans                                 0.000000%          0.000000%          0.000000%             4.255319%

Book Value of all REO Loans                                                                                                0.00
Percentage of Total Pool Balance                                                                                      0.000000%

Current Realized Losses                                                                                               12,048.33
Additional Gains (Recoveries)/Losses                                                                                       0.00

THE
BANK OF
NEW
YORK

101 Barclay Street
New York, NY  10286

Attn:  Courtney Barholomew
       212-815-5795
                                                    Countrywide Home Loans
                                                   Asset Backed Certicates
                                                        Series 1999-4


Total Realized Losses                                                                                                135,469.80

                                            Subordination/Credit Enhancement Information


Protection                                                                                       Original               Current
----------                                                                                       --------              --------

Bankruptcy Loss                                                                                      0.00                  0.00
Bankruptcy Percentage                                                                           0.000000%             0.000000%
Credit/Fraud Loss                                                                                    0.00          1,799,089.08
Credit/Fraud Loss Percentage                                                                    0.000000%             1.466634%
Special Hazard Loss                                                                                  0.00                  0.00
Special Hazard Loss Percentage                                                                  0.000000%             0.000000%

Credit Support                                                                                   Original               Current
--------------                                                                                   --------               -------

Class A                                                                                    154,800,000.00         94,317,762.88
Class A Percentage                                                                             86.432161%            79.514029%

Class M1                                                                                     9,900,000.00          9,900,000.00
Class M1 Percentage                                                                             5.527638%             8.346136%

Class M2                                                                                     8,100,000.00          8,100,000.00
Class M2 Percentage                                                                             4.522613%             6.828657%

Class B                                                                                      6,300,000.00          6,300,000.00
Class B Percentage                                                                              3.517588%             5.311178%

Class BIO                                                                                            0.00                  0.00
Class BIO Percentage                                                                            0.000000%             0.000000%